Memo: 5745609
Transaction Detail
Memo:	5745609
External Id:

Account:	2314		USAZ VK GROWTH AND INCOME
Security:	416515104		HARTFORD FINANCIAL SVC
Tran Code:	BUY				Local
					Trade	Settle	Base
					USD	USD
Trade Date:	19-May-03			Shares/Par:	2,800.0000
Effective Date:	20-May-03	Price/Share:	45.500000
	45.500000
Contractual Settle Date:	23-May-03	23-May-03
		Principal:	(127,400.00)		(127,400.00)
Actual Settle Date:	23-May-03	23-May-03
Income:				Total Cash:		(127,400.00)
Executing Broker:	MERR			Cost:	127,400.00
	127,400.00
Clearing Broker:				Amortization:
Commission Reason:				Commission:
Commission Indicator:	C			Expense:	-
Exchange:			Gain / Loss:	-		-
Advisor:
Principal/Agent:
Commitment Flag:
Comfirmation Flag:	C
Location Code:

Reversed By:	0

UNDERWRITING

We and the underwriters named below have entered into an Underwriting agreement with respect to the shares being offered.
Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table.


                        Underwriters                   Shares
                        ------------                ---------
Goldman, Sachs & Co. ............................   6,044,000
Citigroup Global Markets Inc. ...................   2,659,360
Merrill Lynch, Pierce, Fenner & Smith Inc........   2,659,360
Morgan Stanley & Co. Incorporated................   2,659,360
UBS Warburg LLC..................................   2,659,360
Banc of America Securities LLC...................     942,864
Deutsche Bank Securities Inc. ...................     942,864
A.G. Edwards & Sons, Inc. .......................     942,864
J.P. Morgan Securities Inc. .....................     942,864
Edward D. Jones & Co., L.P. .....................     942,864
Wachovia Securities, Inc. .......................     942,864
Wells Fargo Securities, LLC......................     942,864
ABN AMRO Rothschild LLC..........................      55,907
BB&T Capital Markets, a division of Scott & Stringfellow,
  Inc. ..........................................      55,907
Robert W. Baird & Co. Incorporated...............      55,907
Bear, Stearns & Co. Inc. ........................      55,907
BNY Capital Markets, Inc. .......................      55,907
Dowling & Partners Securities, LLC...............      55,907
J.J.B. Hilliard, W.L. Lyons, Inc. ...............      55,907
Janney Montgomery Scott LLC......................      55,907
Keefe, Bruyette & Woods, Inc. ...................      55,907
Legg Mason Wood Walker, Incorporated.............      55,907
Mellon Financial Markets, LLC....................      55,907
Neuberger Berman, LLC............................      55,907
Raymond James & Associates, Inc. ................      55,907
SunTrust Capital Markets, Inc. ..................      55,907
U.S. Bancorp Piper Jaffray Inc. .................      55,907
The Williams Capital Group, L.P. ................      55,907
                                                   ----------
  Total..........................................  24,176,000

USAllianz Variable Insurance Products Trust

Rule 10f-3 Procedures

(Revised May 2002)

Section 10(f) of the Investment Company Act of 1940, as amended, in essence, prohibits an investment company from knowingly purchasing or otherwise acquiring, during the existence of an underwriting or selling syndicate, a security where a principal underwriter (or its affiliate) is also an affiliated person of the fund.
Congress adopted this provision to control the practice engaged in by some investment bankers involving the "dumping" of otherwise unmarketable securities (for which the investment bankers were responsible as underwriters or members of an underwriting syndicate) on investment companies which they controlled or with which they were affiliated.
The legislative history relating to the passage of Section
10(f) also reflects Congress' concern over the amount of underwriting fees earned by sponsors and affiliated persons who placed the securities with the investment company. Nevertheless, Section 10(f) expressly authorizes the Securities and Exchange Commission to conditionally or unconditionally exempt any transaction or classes of transactions from the general prohibitions of that provision, if, and to the extent that such exemption is consistent with the protection of investors.
Rule 10f-3 reflects such an exemption.
In order for an investment company to rely on the Rule 10f-3 exemption, the fund's board must do the following:

(1) Approve Procedures, pursuant to which the fund may purchase securities covered by the Rule, that are reasonably designed to provide that the purchases comply with all the Rule 10f-3 conditions;
(2) Approve such changes to the procedures as the board deems necessary; and
(3) Review Purchases covered by the Rule at least quarterly to ensure that all purchases during the preceding quarter were effected in compliance with the above procedures.
The attached Rule 10f-3 Checklist is designed to set forth Procedures reasonably designed to implement the substantive requirements of Rule 10f-3. Accordingly, the Trustees have approved and adopted the procedures set forth in the attached Checklist.
The attached checklist is to be completed by the applicable Fund's Adviser when the Fund engages in a transaction which is subject to Rule 10f-3. For this purpose, the term "Adviser" refers to a Fund's investment adviser unless the Fund is sub-advised, in which case the term refers to such Fund's sub-adviser.
 PROPOSED SECURITIES TRANSACTION
DURING THE EXISTENCE OF AN UNDERWRITING
OR SELLING SYNDICATE

Rule 10f-3 Checklist
Pursuant to Section 10(f) of the Investment Company Act of 1940, as amended,(the "1940 Act") mutual funds may not purchase or acquire, during the existence of an underwriting or selling syndicate, any security if a principal underwriter of the security, or an affiliated person of such principal underwriter, is an officer, director, advisory board member,investment adviser or employee of the investment company (collectively referred to as a "Covered Person") unless the conditions of Rule 10f-3 are met. The checklist is designed to help a mutual fund's investment adviser to:
 (A) Determine whether a Covered Person is acting as a principal underwriter for the desired security, or is an affiliated person of a principal underwriter for the desired security; and
 (B) If a Covered Person is, or is affiliated with, a principal underwriter, insure that the transaction is done in compliance with Rule 10f-3.
 1. Is any Covered Person an underwriter, or an affiliated person of an underwriter, who:

Yes	No	Is in privity of contract with, or an affiliated
person of, the issuer of the security?

Yes	No	Acting alone or in concert with one or more other
Persons initiates or directs the formation of the underwriting or selling syndicate to facilitate the issuance of the security?

Yes	No	Receives a rate of gross commission, spread, or
Other profit greater than the rate allowed to other underwriters
Participating in the distribution?

THERE IS NO NEED TO COMPLETE THE REMAINDER OF THIS FORM IF
THE ANSWERS TO QUESTIONS #1(a), (b) AND (c) ABOVE ARE "NO".
 2. TYPE OF SECURITY. To qualify under Rule 10f-3, the security must be one of the following:

registered under the Securities Act of 1933 and being offered to the public, the issuer of which has been in continuous operation for a minimum of three years, including the operation of any predecessors; or an "Eligible Municipal Security", meaning a security, as defined in Section 3(a)(29) of the Securities Exchange Act of 1934, as amended, which is a direct obligation of, or obligation guaranteed as to principal or interest by, a State or any agency, instrumentality or politicalsubdivision thereof, or any municipal corporate instrumentality of one or more States, or any industrial development bond the interest on which is tax-exempt; AND the security has received an investment grade rating from at least one nationally recognized statistical rating organization ("NRSRO"); or if the issuer or obligor of the security has been in operation for less than three years, including the operation of any predecessors, the security has received one of the three highest ratings from a NRSRO; or

a security sold in an "Eligible Foreign Offering", meaning a public offering of securities, conducted under the laws of a country other than the United States, that meets the following conditions:

the offering is subject to regulation by a "foreign financial regulatory authority" as defined in Section 2(a)(50) of the 1940
Act; AND the securities are offered at a fixed price to all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer); AND financial statements are prepared and audited in accordance with standards required or permitted by the appropriate foreign financial regulatory authority in such country for the two years prior to the offering and are made available to the public and prospective purchasers in connection with the offering; AND if the issuer is a Domestic Issuer (because it is neither a foreign government, a national of any foreign country, nor a corporation or other organization incorporated or organized under the laws of any foreign country):
 (a) it has a class of securities registered pursuant to Section
12(b) or 12(g) of the Securities Exchange Act of 1934 (the
"Exchange Act") or is required to file reports pursuant to Section 15(d) of the Exchange Act; and (b) it has filed all the material required to be filed pursuant to Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve months immediately preceding the sale of securities made in reliance upon this rule
(or for such shorter period that the issuer was required to file such material); AND the issuer has been in continuous operation for a minimum of three years, including the operation of any predecessors; or

a security sold in an "Eligible Rule 144A Offering", meaning an offering of securities that meets the following conditions:
the securities are offered or sold in transactions exempt from registration under Section 4(2) of the Securities Act of 1933 or Rule 144A, or Rules 501-508 thereunder; AND the securities are sold to persons that the seller and any person acting on behalf of the seller reasonably believe to include "qualified institutional buyers";* AND the seller and any person acting on behalf of the seller reasonably believe that the securities are eligible for resale to other qualified institutional buyers under Rule 144A; AND the issuer of the security has been in continuous operation for a minimum of three years, including the operation of any predecessors.
 3. TIMING AND PRICE. In order to qualify for purchase under Rule 10f-3,the security to be purchased is being purchased prior to the end of the first day on which any sales are made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible
Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer);
AND if the security is offered for subscription upon exercise of rights, on or before the fourth day preceding the day on which the rights offering terminates.

IN ORDER TO QUALIFY FOR PURCHASE UNDER RULE 10f-3, EACH OF THE FOLLOWING CONDITIONS MUST BE MET:
 4. FIRM COMMITMENT UNDERWRITING.
The security is offered pursuant to an underwriting or similar agreement under which the underwriters are committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchase any of the securities.
  5. REASONABLE COMMISSION.
The commission, spread or profit received or to be received by the principal underwriters is reasonable and fair as compared to an underwriting of similar securities during a comparable time period.
 6. PERCENTAGE LIMITS. The purchase by the Fund, or in the aggregate with any other Funds advised by the same investment adviser, may not exceed:
if an Eligible 144A Offering, 25% of the total of: (x) the principal amount of the
	offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (y) the principal amount of the offering of such class in any concurrent public offering; or in all other cases, 25% of the principal amount of any class of the offered securities.
 7. AFFILIATE TRANSACTIONS.

The Fund is not purchasing the security directly or indirectly from a Covered Person or a person of which a Covered Person is an affiliated person; provided, that a purchase from a syndicate manager shall not be considered to be a purchase from a specific underwriter if:
such underwriter does not benefit directly or indirectly from the transaction; and with respect to the purchase of Eligible
Municipal Securities, such purchase is not designated as a group sale or otherwise allocated to the account of any person from whom this paragraph prohibits the purchase.
 8. RECORDKEEPING.

A trade ticket which describes this transaction and its terms, is attached hereto with a copy of a prospectus or other official statement listing the underwriting or selling syndicate members. My review of this checklist indicates that the transaction described in the attached trade ticket fully complies with the conditions set forth in Rule 10f-3 under the 1940 Act. The proposed transaction may be executed and will be reported in the quarterly report to the Fund's Board of Trustees.



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Fund Name



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Date
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Portfolio Manager